UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2014

Commission File No. 1-14588

NORTHEAST BANCORP

(Exact name of registrant as specified in its charter)

Maine	01-0425066
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

500 Canal Street Lewiston, Maine	04240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 786-3245

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02                                           Results of Operations and Financial Condition

On April 23, 2014, Northeast Bancorp, a Maine corporation (the “Company”), issued a press release announcing its earnings for the third quarter of fiscal 2014 and declaring the payment of a dividend. The full text of this press release is attached hereto as Exhibit 99.1.

The information contained herein, including the exhibit attached hereto, is furnished pursuant to Item 2.02 of this Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Further, the information in this report (including the exhibits hereto) are not to be incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, whether filed prior to or after the furnishing of these certificates, regardless of any general or specific incorporation language in such filing.

Item 8.01                                           Other Events

Also on April 23, 2014, the Company announced that its Board of Directors authorized the Company to purchase up to 870,000 shares of its common stock, representing 8.3% of the Company’s outstanding common shares and approximately $8.4 million based on the Company’s closing stock price on April 22, 2014.  Such purchases will be made in open market or in privately negotiated transactions from time to time and in such amounts as market conditions warrant.  The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, market conditions, and other corporate liquidity requirements and priorities.  The stock repurchase program may be suspended or terminated at any time without prior notice, and will expire on April 23, 2016.

Item 9.01                                           Financial Statements and Exhibits

(c)                                                                                  Exhibits

Exhibit No.	Description

99.1	Press Release dated April 23, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

NORTHEAST BANCORP

By:	/s/ Claire S. Bean
Name:	Claire S. Bean
Title:	Chief Financial Officer

Date: April 23, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 23, 2014